Exhibit 99.1

KCSA Strategic Communications

Unilife Annual General Meeting

November 13, 2014

Alan Shortall: I am Alan Shortall, Chairman of the Board and CEO of Unilife. I am pleased to see you are here and thank you for your interest and support.

Now I will introduce the Directors of the Corporation, all of whom are standing for reelection to the Board at this meeting. They are seated to my left: Jim Bosnjak, Mary Kate World, John Lund and Mr. Bill Galle. Jeff Carter was unable to attend today in person due to commitments in Australia, and he sends his apologies.

We also have with us today several of the Officers of the Corporation. I would like each Officer to stand when introduced. Dr. Ramin Mojdeh, President and Chief Operating Officer; Mr. John Ryan, Senior Vice President, General Counsel and Secretary, seated to my left; Mr. Dennis Pyers, CFO, Vice-President and Controller; Stephen Allen, Vice President, Marketing and Communications; Jaimin Shah, Associate General Counsel; Stephanie Walters, Associate General Counsel; Ms. Cindy Lighty, Vice President, Human Resources and Acting Deputy General Counsel – (inaudible) lawyers – Deborah Karlak, Director of the Corporate Accounting Function. We will entertain questions later in the meeting, but I also encourage you to meet and talk with the Officers and Directors, as well as other members of Management following the meeting. Also present from our auditors, KPMG, is Mr. Matt Doyle.

This is the Annual Stockholders Meeting of the Corporation. Only stockholders of record on the 29th of September 2014, or their duly authorized representatives are entitled to participate in the affairs of this meeting. Our agenda for the meeting is as follows: Confirmation of quorum, resolutions, presentation from the CEO, questions, confirmation of the results and then other business. There having been no other Directors properly nominated, Messrs Bosnjak, Carter, Galle, Lund and Ms. Wold and I are the only nominees for election as Directors.

The Board of Directors has properly submitted proposal to the ratification of KPMG as the Corporation’s independent registered public accounting firm for fiscal 2015, and I declare that proposal is before the meeting.

The Board of Directors has properly submitted proposal three, the advisory vote regarding the approval of compensation paid to certain Executive Officers, and I declare that proposal is before the meeting.

The Board of Directors has properly submitted proposals for the ratification of the issuance and sale by the Corporation of 7,308,800 shares of common stock under the controlled equity offering sales agreement that we entered into with Cantor Fitzgerald & Co., and I declare that proposal is before the meeting.

The Board of Directors has properly submitted proposals five, the approval to issue and transfer securities under the 2009 Stock Incentive Plan and approval of the 2009 Stock Incentive Plan, as amended, which will be used to help attract and retain employees with deep technical capabilities and broad industry expertise.

The Board of Directors has properly submitted proposal six, the grant of up to 4 million shares of restricted stock to me, Alan Shortall, the award of which is completely performance-based, creating an extraordinary pay-for-performance linkage and makes us a pioneer among our peers. In order to realize the full value of this award, it will generally be necessary for shareholder value to grow by more 300%, or more than $1 billion, and requires me to remain in service for at least four years.

The proxy committee composed Messrs Ryan and Pyers, appointed by the Directors, will vote all shares that are represented by proxies as directed on the proxies, unless any shareholder specifically wishes to withdraw his or her proxy and record the vote in person or by ballot.

Any stockholder of record on September 29, 2014, who is present may now hand in a proxy card or request a ballot to vote in person. Please raise your hand if you need to register your vote in this manner.

Debbie will take care of that for you now. Debbie, do we need to wait for that vote to come in? Votes are in favor of me, we do. Okay, the polls are now closed, apart from that vote. For voting at this meeting, Mr. Ryan, is a quorum present?

John Ryan: Mr. Chairman, a preliminary count of proxies received shows that at least 55% of the total outstanding shares entitled to vote are represented by person or proxy.

Alan Shortall: Since a quorum is present, the meeting is open for business. Mr. Ryan, was the notice of the meeting properly mailed?

John Ryan: Yes, it was. I have an affidavit to that effect, and it is available if any stockholder wishes to examine it.

Alan Shortall: The documents will be filed with the minutes of this meeting. A Committee of Inspectors and Tellers has been appointed as follows:

Jeanette Rocha (ph) from Computershare Investor Services, the Corporation’s transfer agent. This Committee is now assembled to count the stock represented at award of—sorry, at the meeting and the votes cast on the matters to come before the meeting. Before we read the votes, I would like to take a few minutes to update you on the state of Unilife Corporation.

Our reputation continues to grow as a preferred supplier to pharmaceutical companies seeking long-term access to market-leading products that can enhance and differentiate (inaudible) their injectable therapies. There are many reasons for this growing customer preference. It’s our customer-centric business approach, the differentiation of our products, the caliber of the team we’ve assembled, the depth of the technical capabilities, the strength of our partners and our ability to execute with speed. It is such attributes that make us highly responsive to customers in the production and supply of high quality products within accelerated timeframes. We have arrived at this point by truly dedicating ourselves to serving the needs of our customers. Today, I want to outline some of the ways in which we are succeeding and why our products and services are sought after by customers and also, what it will mean to you and other shareholders as we continue to sign large, long-term supply agreements and generate substantial revenue and incremental growth.

First of all, our business addresses customer needs created around a perfect storm of converging market trends. For those new to the Unilife story, we are all about creating value for pharmaceutical companies, as well as the healthcare providers and patients that benefit from their life-changing therapies. Patients, in particular those with chronic diseases, are requiring minimum disruption to their normal daily lives when using injectable therapies. They want the safest, simplest and most convenient brand of therapy. Likewise, payors and prescribers within the healthcare market recognize that improved patient care can generate a substantial reduction in healthcare costs. Patient non-compliance with their therapy regime, for example, is one of the great financial healthcare challenges today. By enabling patients to safely and reliably self inject their medication outside of healthcare facilities, rates of therapy adherence can increase, clinical outcomes will be improved and financial value will be generated.

Pharmaceutical companies are also seeking value. They are shifting their portfolios towards biologics and other injectable drugs that have specific delivery requirements for use with target patient populations. These companies want to drive preference among patients, so prescribers and payors towards their particular brand of therapy, so they are seeking platform-based technologies that are highly customizable to help them drive user preference and differentiate their therapies from their competition. The desired outcome for them is increased market share and increased revenue. Our business has been shaped to address these and other unmet customer needs and emerging market trends. In essence, our products and services save time, save money and improve lives.

Some of the key elements and the key strengths of our business are as follows: Our broad portfolio of injectable drug delivery systems can accommodate the need of virtually any injectable biologic drug or vaccine. Our platform-based approach to device development means we can customize each device to specific customer needs. Our products have market-leading features and functionality that can help drive user preference and differentiate an injectable therapy from the competition. Our strong patent position means that we can provide freedom to operate for both Unilife and our customers. Our high caliber team has deep technical and scientific expertise. We are highly responsive to customers, and we execute within accelerated timelines; and our deep technical capabilities enable us to provide high quality devices throughout the commercialization, approval and lifecycle management of a customer’s injectable therapies.

So what does our business model mean for investors? There are several benefits which I’ll share with you today. First of all, we are strictly business-to-business. We expect our sales and marketing costs will be less than 1% of our revenue line. Subsequently, we can look forward to attractive operating margins north of 40%. Each customer will typically have large portfolios of injectable biologics, drugs and vaccines that are either approved or in clinical development. This gives us multiple shots on goal under each of these relationships so we can maximize the likelihood of multiple products going commercial with each customer.

Due to regulatory processes for drug device combination products and the desire of pharmaceutical companies to secure a long-term continuity of supply, we are signing some commercial supply agreements that go out 10 and 15 years in length. This provides us with highly predictable and recurring revenue streams. Every new supply agreement that we sign will not only provide incremental revenue but also increase our rate of revenue growth; and lastly, because customers typically want us to customize our products to address their specific needs prior to commercial launch, we can generate revenue from upfront fees and milestones-based payments in addition to commercial sales.

Until about 18 months ago, our discussions were based on quantifying the business opportunities ahead for the Company. Since then, our business has begun to manifest itself in the signing of long-term commercial supply agreements that are unprecedented for our industry. This change reflects the fact that a growing number of pharmaceutical companies are now fully on board with Unilife and our capabilities to serve as their long-term suppliers. We’ve signed several supply agreements to date. Four of them are significant – cornerstone commercial supply agreements with Sanofi, MedImmune, Hikma, and another one for Sanofi. Each of these supply agreements could sustain the Company in its own right.

When you bring together these supply agreements that we have already captured and use conservative industry assumptions, we can look forward to the production and supply of several 100 million units annually across all our platforms. We expect that our wearable injector business alone is on the pathway to generating over a billion dollars in annual revenue. Now, combine that with the recurring predictable nature of our revenue streams, the 10 and 15-year length of our supply agreements and blended target operating margin north of 40%, and you might see the commercial momentum of our business and the value that we have already built in within our Company. I expect this will soon be better understood by the capital markets.

The agreements that we have already signed have enormous value but I believe there is still much more value within our range. We have large growing commercial—we have a large growing commercial pipeline. We have dozens of firm opportunities across a multitude of pharmaceutical companies, device platforms and therapy areas. We now have 15 active programs underway with customers. This includes the four commercial supply agreements that I spoke of earlier that we have already announced. It also includes the names of some other customers, such as Novartis; however, programs with other customers must remain confidential at this time.

Typically, a pharmaceutical customer begins in an active program with us when they intend to enter into a long-term relationship. So these programs are a leading indicator of the future supple agreements that are expected to be signed. Many of these upcoming agreements are at advanced stages of discussion; however, due to their magnitude, they all take time. We will make announcements when it’s appropriate to do so.

Unilife has created a robust supply chain and manufacturing capability to scale up and meet the needs of our customers. We have designed our products so that they fit seamlessly into standard fill finish processes. We have created an open architecture supply chain so that we can work with each customer to select the components and materials that address their specific needs and individual preferences, and earlier today, we took things to a new level for production and supply. We have entered into a strategic global alliance with Flextronics for the production and supply of our products. I’d like to spend some time on this alliance and how it will benefit both Unilife and our customers.

Flextronics is the world’s leading end-to-end supply chain solutions company. They employ over 200,000 people and have a series of production facilities across four continents. Many pharmaceutical companies have similar relationships with Flextronics, making it what we understand to be the largest medical device original equipment manufacturer in the world. Under this strategic alliance, Flextronics will serve as an alternative source of supply to help meet accelerating customer demand for our products and services.

The agreement will further enhance our own supply chain and maximize efficiencies by aligning our own products’ capacity—or, sorry, our own production capacity and scale of capability with those of Flextronics. Our strategy to manufacture products at our own facilities, as well as those at Flextronics, will benefit customers in multiple ways. In particular, it will ensure continuity of supply and increased supply chain flexibility. For Unilife, this alliance represents the most efficient capital investment strategy to ramp up our production capabilities. It will favorably and more meaningfully reduce our cash flow requirements for scale up. As such, this alliance with Flextronics is also great news for our shareholders. Let me provide you with some examples of how we expect Flextronics can enable us to do more faster and with less direct upfront investment.

We now have access to an alternative source of manufacturing and supply for our wearable injectors, by way of example. We cannot only reduce our own capital expenditure requirements but also ramp up to higher volumes much more quickly. We said in our earnings call earlier this week that we have a current manufacturing capacity of up to one million units of wearable injectors today. We also said that we expect to reach around three to five million units of capacity by the end of fiscal 2016. Much of this capacity is pre-sold or reserved for existing customers. Based upon discussions with current and prospective pharmaceutical companies seeking access to our wearable injectors, we expect to accelerate those production plans. Together with Flextronics, it will be our goal to have a capacity of between 10 to 15 million units within two years for our wearable injectors, and from that point on, our capacity to scale up to 50 or 100 million wearable injectors per year will be far more efficient. This will reduce our cash burn during the scale-up process.

As another example, we have targeted 400 million units annually from our Unifill platform of pre-filled syringes by the end of fiscal 2016. The majority of this demand relates to the minimum volume requirements of our first two key customers, Sanofi and Hikma. We expect these customers will be utilizing our products with their applicable therapies across a number of international markets. Alternatives sites of production outside of the USA may help improve supply chain and distribution efficiencies. Many pharmaceutical companies in our commercial pipeline are also seeking access to products from our Unifill platform. Some of these companies are also expected to have significant unit volume requirements.

Furthermore, existing customers may also seek to accelerate their demand beyond their current minimums. Once again, our alliance with Flextronics can help to reduce our immediate need for large upfront capital expenditure related to scale-up. It will reduce cash burn and help us reach higher volumes with greater speed and increased efficiency. There’s one other thing that I can expect our agreement with Flextronics can achieve, and that is accelerating our near-term pathway to positive cash flow.

We are now in a strong position to serve the immediate and long-term needs of our pharmaceutical customers. The magnitude of recent supply agreements, the strength of our industry partners and the growing size of our commercial pipeline all point towards this fact. Having now achieved a critical mass of products, capabilities and customers, we can begin to moderate our investment in R&D, as well as SG&A. The combination of this moderation of R&D, together with an increasing revenue base, is expected to narrow our operating income loss and operating cash flow loss.

This attractive trend during fiscal year 2015 and beyond provides us with a near-term path to profitability. Over the next three quarters alone, we expect to generate $30 million in cash receipts from customers. We recognize that there is considerable upside as we lock in additional supply agreements with new and existing customers. Based upon on our existing customer agreements, as well as other opportunities within our commercial pipeline, I expect we could choose to go cash flow positive as early as in the next 12 months. For example, we could decide that we’ve signed enough business already and cut back on our investments. This could, however, restrict our growth potential in five to seven years and beyond. It could also potentially open the door to future prospective competitors. Ultimately, it will be our choice as to when we go cash flow positive, and for me, it’s reassuring to know that we have such great options.

Let me give you a potential example of such a choice. With our existing contracts, we have captured approximately 20% of the projected wearable injector market in 2025, so we’ve already secured 25% of that (ph). We still have a significant room to capture additional market share. That requires efficient and prudent investments in R&D.

So in conclusion, I have never been more confident about our future prospects. I have never been more excited about our future prospects. Our commercial opportunity continues to expand. Our main goal is to lock down customers under long-term agreements that will generate recurring revenue at operating margins north of 40%.

As CEO, it’s my job to maximize shareholder value. We are in the process of attaining a leadership position across many large and fast growing global markets, and I am fully committed to making this competitive lead unassailable. Our strategy is to continue to invest in those emerging business opportunities that can generate substantial incremental revenue and maximize shareholder value. Going cash flow positive is simply a question of when we choose to do so.

As we continue to ramp up over the next two years and go commercial with a growing number of injectable therapies, we are targeting capacity of over 400 million pre-filled syringes, between 10 and 15 million wearable injectors and strong volumes for many other products across our portfolio. Much of this demand is reserved and pre-sold. As we have the luxury of being able to build our manufacturing capabilities off the back of (audio interference) demand. Our alliance with Flextronics today will support this rapid scale-up to meet accelerating customer demand. Having an alternative source of production and supply as large as Flextronics will help to reduce our capital expenditure expenses and have a favorable and meaningful benefit on our cash flows. We will continue to invest in our business opportunities that will maximize shareholder value, and I thank you and all our shareholders for your continued support of our Board and Management.

So back the meeting. Before opening the meeting for question and comments, I’d like to explain the procedure to be followed by any stockholder who wishes to be recognized. Only stockholders of record on September 29, 2014, or their duly authorized representative are qualified to speak. If you have a question or comment, please wait to be recognized. Then state your name clearly, state whether you are a stockholder of record or hold a proxy from a stockholder of record, and then ask your question or make your comment. We request that questions or comments be stated in not more than two minutes, and I will not recognize any shareholder for more than two questions or comments during the meeting.

Are there any questions or comments? Yes.

Male Speaker: (Inaudible). Alan, I was wondering if you could answer two questions, since that’s my limit. The 10 to 15 million capacity that you intend to have available in the next two years for the wearable devices, could you tell me, or give me a ballpark idea of how many customers that capacity covers? Are we talking about two or three potential customers? Are we talking about 10?

Alan Shortall: Well, we’ve already got two customers, major customers for wearable injectors, and we’ve said publically that the programs, as we start to customize for our customers for wearable injectors, will typically be 18-month to 30-month programs. So we’ll have multiple customers that will actually have regulatory approval for different molecules one over the other. At the moment, as I said, we’ve got two. We’ve got 11 active programs, active customer programs in our pipeline and quite a number of those are for wearable injectors. We believe that we are taking the leadership position in the wearable injector market. There’s only two supply agreements that actually have been signed for wearable injectors for patient self injection with a wearable injector, and we’ve got both of them, MedImmune and Sanofi, so we’re two for two. So does that answer your question?

Male Speaker: Yes, so it’s obviously more than two and, at this point, less than 10, and you’re not building any—the 10 to 15 million, that is not capacity that you’re building in expectation of closing a couple of the things that you’re doing, or engagements you do not yet have? These are just from engagements you currently have, contracts you currently have signed?

Alan Shortall: Yes. As I said in my prepared presentation, we have the luxury in our business of, when we get a supply agreement, typically having 18 months, two years, two and a half years before high volume demand (inaudible). So our investment of cap ex is not actually not aspirational that we might sell a product out (ph), but we have the orders in place, and so when we would talk about 10 or 15 million wearable injectors at that stage, we know things that you don’t know, and that pipeline, as I said, is very, very strong and we believe that we’ve got demand there and we’re anticipating the demand, and that’s why we’ve signed the agreement with Flextronics.

Male Speaker: Okay, very well, and then as follow-up, could you just help me understand, I guess with a little bit more specificity, what sort of pre-sold or reserved is? What does that mean exactly, if you can? Thank you.

Alan Shortall: Well, preserved is—I would—typically, they would be pretty much design (ph). I mean, sold is when it’s actually paid for. Preserved is you got an order for it, and as soon as you produce it, you’re going to get paid and then it will be sold. Most of the 400 million units we talk with the Unifill, and most of that is already spoken for with our agreement with Sanofi and with Hikma, and as I say, we know things you don’t know. We’ve got things coming in the pipeline that we believe will more than take care of the balance of that 400 million units. That’s three questions.

Male Speaker: Yes.

Alan Shortall: Okay. Any other questions? Just one second, Jay, just behind you, Jay.

Keith Markey: Hi, Keith Markey, an investor. A quick question for you. I was wondering, should we think of Flextronics right now as a secondary source for your wearable injectors specifically, and possibly for other devices at some point in the future? Thank you.

Alan Shortall: I would—we see them as a key—a strategic partner going forward. We’ve got over 30 products in our six platforms now. I would say that pretty much every single one of those products is in play with pharmaceutical companies at the moment, and we need the support of a highly experienced world class manufacturing partner which will—we can set up dual manufacturing sources for our pharmaceutical customers. Makes good business for us, it reduces our capital expenditure, which is good news for our shareholders, and accelerates our ability to meet customer demand. Jay?

Jay Shaw (ph): Hi, Alan, Jay Shaw. Just a quick question regarding the agreement with Flextronics, is that they are obviously producing the syringes and wearable injectors with you. Now, are you able to disclose if you have to give a certain percentage of your profit to them? As far as the alliance, how does that work?

Alan Shortall: I can’t get into the detail of that, but obviously, they don’t work for free.

Jay Shaw: Okay.

Alan Shortall: They wouldn’t make a good partner because they’d go out of business. But the detail, let me say to you, and I’ll reiterate, having made the announcement today by Flextronics, we believe the savings we’ll make in cap ex and what we will pay Flextronics for amount of dual source manufacturing does not affect our 40% operating margins, and that’s the key. Yes.

Russell Sean (ph): First question. I’m sorry, Russell Sean, shareholder. What is your projected breakeven figure, cash-wise?

Alan Shortall: I—we’re not in a position to give guidance, but I will refer you to what our operational expenditure was in the last year. We’ve just said during my presentation we don’t expect much increase in R&D. We’re controlling our SG&A costs, so I don’t see it changing much. So you can work it out yourself, and if you work it out and work out in the numbers that I’ve just provided to you, you can see that we’ve got an amazing opportunity in front of us.

Russell Sean: Yes, but what—I suppose, the reason I asked the question was working it out myself, on Monday night, you talked about breaking even in three to five years. I’m not sure. Are you going on holidays in the meantime?

Alan Shortall: No, no, no, but let me qualify that. This is one—this is the point I made today. We can go cash flow positive—cash flow positive is not the issue. We can go cash flow positive in the next 12 months if we wish. The comment that you’re referring to was made on the basis of our strategy; this is a strategy. Our strategy is to continue capitalize on the unique opportunity that we’ve created. Whilst we’re locking out our competition with 10 and 15-year supply agreements, locking down recurring revenue for 10 and 15 years, as those opportunities come, we will invest back in the business and build shareholder value as we see that fit. Automatically, we’re going to go cash flow positive, but that’s a choice we’ll make on the way through. That comment you were saying—that you’re talking about was actually made in the context of that strategy.

Russell Sean: Yes, but even still at the figures—if you continue at your current strategy, which is investing in R&D, at your current figures, you still should be cash breakeven well before three years’ time.

Alan Shortall: I think—I’m not prepared to (inaudible)—I’m not prepared to give you guidance. I’ve given you more than enough information that you could make a very, very informed decision on the basis of the information I have already provided to you.

Russell Sean: Second question. With that new contract today with Flextronics, are the chances that you might benefit from tax—lower tax rates in Ireland because Flextronics are manufacturing there at the moment?

Alan Shortall: It’s certainly something we took into consideration, which is good thing because it means we’re going to be making lots of money and we’ve got to think about paying tax on it. So that’s a good question, thank you. That doesn’t relate to that. It doesn’t relate to the Flextronics agreement in any way, no. Obviously—and then that’s not the intent behind this agreement. This allows us to scale up to meet our customer demand rapidly. It accelerates our revenue, reduces our capital expenditure and moves that day, when we do make the decision to go cash flow positive, moves it closer to us.

Russell Sean: Okay.

Alan Shortall: Any other questions?

Ray Relinger (ph): Hello. Ray Relinger, individual investor. If I am correctly informed, we still do not have a permanent CFO position filled. Can you address that, please?

Alan Shortall: Sure, absolutely. I’ll be happy to. We actually have Dennis Pyers, who’s been with the Company for three years. Dennis was another partner with KPMG; I believe he was with KPMG for 25 years. We have not missed a single beat in the transfer over of Dennis taking charge of the responsibilities. I’m very proud of the job he’s done. He’s done a fantastic job. So there’s no negative aspect to our Company in relation to not having a CFO in place.

We, I believe, are on trajectory of growth, rapid, enormous growth over the next four or five years, and we’re being very particular in our selection process of the kind of a senior executive level that we want to fill out around the ones that we currently have in place, such as John Ryan and Dr. Ramin Mojdeh, and so I’m taking the time with the process. I know exactly the type of person we’re looking for, that’s going to add real value to driving the Company, not so much from the general CFO duties that Dennis has full control of, but more with commercial experience that can actually help us drive to that next stage.

Peter Prentiss (ph): Hi, Peter Prentiss, investor. Regarding your arrangement with Flextronics, does it require any upfront payment of yours to, let’s say, have them start manufacturing, or what is your arrangement?

Alan Shortall: No, it doesn’t require anything like that at all, no. That’s why I said, it’s a win-win (inaudible). If it was, we’d have to probably have an announcement (ph). But that’s another point, and let me just say as well, which I just want to—on that very point. We’ve got four major supply contracts in place, and 50% of those supply agreements have paid us substantial upfront fees. Sanofi have paid us $50 million, Hikma have committed to $40 million, so that’s 50% of the supply agreements we got in place has generated significant revenue. As we now get stronger and with the agreement with Sanofi, our ability to actually source that kind of big payments from pharmaceutical companies with the credibility we have now has only increased. So from the point of view, in terms of the earlier question of cash flow positive otherwise, the work and switch in a positive way for us just like that, and as I said, our commercial pipeline is full at the moment and looking really, really strong.

Any other questions? No? Okay. Thank you. Thank you for your questions.

So with respect to the first proposal, the Board has nominated all six incumbent Directors for a one-year term, expiring at the next Annual Shareholders Meeting. Mr. Ryan, how does the proxy committee vote?

John Ryan: Mr. Chairman, having received votes by over one third of the outstanding shares, the Proxy Committee votes in excess of 94% of the total votes cast for the Directors named in the proxy statement.

Alan Shortall: I declare the nominees elected, phew. They will serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

The second matter for action by the stockholders is proposal two in the proxy statement, the ratification of the appointment of KPMG as the Corporation’s independent registered public accounting firm for fiscal year 2015. Mr. Ryan, how does the Proxy Committee vote?

John Ryan: Mr. Chairman, having received votes on this proposal by over one third of the outstanding shares, the Proxy Committee votes in excess of 99% of the total votes cast on the proposal to ratify the appointment of KPMG LLP.

Alan Shortall: I declare the appointment ratified.

The next matter for action by the stockholders is proposal three in the proxy statement, the advisory note regarding the approval of compensation paid to certain executive officers. Mr. Ryan, how does the Proxy Committee vote?

John Ryan: Mr. Chairman, having received votes on this proposal by over one third of the outstanding shares, the Proxy Committee votes in excess of 78% of the total votes cast on the proposal to approve the compensation paid to certain executive officers.

Alan Shortall: I declare the proposal approved.

The next matter for action by the stockholders is proposal four, the ratification of the issuance and sale by the Company of 7,308,800 shares of common stock under the controlled equity offering sales agreement that we entered into with Cantor Fitzgerald & Company. Mr. Ryan, how does the Proxy Committee vote?

John Ryan: Mr. Chairman, having received votes on this proposal by over one third of the outstanding shares, the Proxy Committee votes in excess of 94% of the total votes cast on the proposal to ratify the issuance and sale.

Alan Shortall: I declare the proposal approved.

The next matter for action by the stockholders is proposal five in the proxy statement, the approval to issue and transfer of securities under the 2009 Stock Incentive Plan and approval of the 2009 Stock Incentive Plan, as amended. Mr. Ryan, how does the Proxy Committee vote?

John Ryan: Mr. Chairman, having received votes on this proposal by over one third of the outstanding shares, the Proxy Committee votes in excess of 79% of the total votes cast on the proposal for the issue and transfer.

Alan Shortall: I declare the proposal approved.

The next matter for action by the stockholders is proposal six, the ratification to issue up to four million shares of restricted stock to Alan Shortall. Mr. Ryan, how does the Proxy Committee vote?

John Ryan: Mr. Chairman, having received votes on this proposal by over one third of the outstanding shares, the Proxy Committee votes in excess of 79% of the total votes cast on the proposal to approve the grant.

Alan Shortall: I declare the proposal ratified.

Is there any other business to properly come before the meeting? If there’s no further business, I thank you for coming and I declare the meeting adjourned. Thank you.

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